As filed with the Securities and Exchange Commission on October 10, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LDR Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-3933262
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13785 Research Boulevard, Suite 200 Austin, Texas	78750
(Address of Principal Executive Offices)	(Zip Code)

LDR Spine USA, Inc. 2004 Stock Option/Stock Issuance Plan

2007 Stock Option/Stock Issuance Plan

Non-Plan Stock Option Agreement

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the plan)

Scott E. Way

General Counsel

LDR Holding Corporation

13785 Research Boulevard, Suite 200, Austin, Texas 78750

(Name and address of agent for service)

(512) 344-3333

(Telephone number, including area code, of agent for service)

Copies to:

Carmelo M. Gordian

Ted A. Gilman

Andrews Kurth LLP

111 Congress, Suite 1700

Austin, Texas 78701

(512) 320-9200

Indicate by check mark whether the registrant if a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share:
— Outstanding under the 2004 Stock Option/Stock Issuance Plan	53,311(2)	$1.28(5)	$68,238	$9
— Outstanding under the 2007 Stock Option/Stock Issuance Plan	800,042(2)	$4.05(5)	$3,241,628	$418
— To be issued under the 2013 Equity Incentive Plan	848,165(3)	$19.13(6)	$16,225,396	$2,090
— To be issued under the 2013 Employee Stock Purchase Plan	111,111(4)	$12.75(7)	$1,416,666	$183
— Outstanding under the Non-Plan Option Agreement	19,531	$1.69(5)	$33,007	$5

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares as may be necessary to adjust the number of shares being offered or issued pursuant to the 2004 Stock Option/Stock Issuance Plan (the “2004 Plan”), the 2007 Stock Option/Stock Issuance Plan (the “2007 Plan), the 2013 Equity Incentive Plan (the “2013 Plan”), the 2013 Employee Stock Purchase Plan (the “ESPP”) and the Non-Plan Option Agreement (the “Non-Plan Option Agreement”) as a result of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the 1933 Act, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the ESPP.
(2)	Represents shares of common stock subject to outstanding option awards under the 2004 and 2007 Plan as of October 9, 2013. The 2004 Plan and 2007 Plan have been terminated and no further stock or option grants will be made pursuant to the 2004 Plan or the 2007 Plan. Any shares of common stock that are subject to outstanding awards under the 2007 Plan which are forfeited or lapse for any reason prior to exercise or settlement and would otherwise have returned to the share reserve under the 2007 Plan (up to a total of 355,649 of such shares), instead will be available for issuance under the 2013 Plan. See footnote 3 below.
(3)	Represents 848,165 shares reserved for issuance pursuant to future awards under the 2013 Plan, which is comprised of 727,094 shares originally reserved for issuance under the 2013 Plan and 417,363 shares previously reserved under the 2007 Plan that are now available for issuance under the 2013 Plan, less 296,292 shares which were the subject of option grants made immediately prior to the effectiveness of the Issuer’s Registration Statement on Form S-1. To the extent that any shares subject to outstanding awards under the 2007 Plan which are forfeited or lapse for any reason prior to exercise or settlement and would otherwise have returned to the share reserve under the 2007 Plan (up to a total of 355,649 of such shares) instead will be available for issuance under the 2013 Plan. See footnote 2 above. The 2013 Plan also provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2013 Plan on January 1, from 2014 through and including 2023. The number of shares added each year will be equal to the lesser of (a) four percent (4%) of the number of shares of common stock of the Registrant issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the compensation committee of the Registrant’s board of directors.
(4)	Represents 111,111 shares reserved for issuance pursuant to future awards under the ESPP. The ESPP also provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the ESPP on January 1, from 2014 through and including 2023. The number of shares added each year will be equal to the lesser of (a) one percent (1%) of the number of shares of common stock of the Company issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the Company’s board of directors.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the 1933 Act), and based upon the weighted average exercise price per share for outstanding stock option awards under Non-Plan Option Agreement, the 2004 Plan and the 2007 Plan.
(6)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the 1933 Act solely for the purpose of calculating the registration fee on the basis of $19.13, which represents the average of the high and low price per share of the Registrant’s common stock on October 9, 2013 as reported on the NASDAQ Global Select Market.
(7)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the 1933 Act solely for the purpose of calculating the registration fee on the basis of 85% of $15.00, which represents the public offering price set forth in the final prospectus filed with the Securities and Exchange Commission in connection with the Registrant’s initial public offering of common stock. Pursuant to the ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be equal to 85% of the lower of the fair market value on (i) the first trading day of the offering period and (ii) the purchase date.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. LDR Holding Corporation (the “Company”) shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company incorporates by reference in this registration statement the following documents and information previously filed with the Commission:

•	the Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on October 9, 2013, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-190829), originally filed with the Commission on August 26, 2013; and

•	the description of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on September 26, 2013 (File No. 001-36095), and any amendment or report filed for the purpose of updating that description.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby and certain other legal matters will be passed upon for us by Andrews Kurth LLP, Austin, Texas. Certain attorneys of Andrews Kurth LLP may purchase in the aggregate up to 15,700 shares Common Stock in the Company’s initial public offering through the directed share program.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. The Company’s amended and restated certificate of incorporation provides for indemnification of the Company’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Company’s amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its directors, officers and some employees containing provisions that may be in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors, officers and employees and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Company maintains a directors’ and officers’ insurance policy.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

+4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, Reg. No. 333-190829).

+4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, Reg. No. 333-190829).

+4.3	2007 Stock Option/Stock Issuance Plan, as amended (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, Reg. No. 333-190829).

+4.4	2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1, Reg. No. 333-190829).

+4.6	2013 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1, Reg. No. 333-190829).

*4.7	LDR Spine USA, Inc. 2004 Stock Option/Stock Issuance Plan.

*4.8	Notice of Grant of Stock Option between LDR Holding Corporation and Jean Blanchet.

*5.1	Opinion of Andrews Kurth LLP

*23.1	Consent of KPMG LLP, independent registered public accounting firm.

*23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of this Registration Statement)

+	Incorporated by reference.
*	Filed herewith

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 10th day of October, 2013.

By:	/s/ Christophe Lavigne
Christophe Lavigne
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of LDR Holding Corporation, a Delaware corporation, do hereby constitute and appoint Christophe Lavigne, Robert McNamara and Scott Way, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities indicated on the 10th day of October, 2013.

Signature	Title

/s/ Christophe Lavigne Christophe Lavigne	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Robert McNamara Robert McNamara	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Denise Cruz Denise Cruz	Controller (Principal Accounting Officer)

/s/ Joseph Aragona Joseph Aragona	Director

/s/ Kevin M. Lalande Kevin M. Lalande	Director

/s/ Stefan Widensohler Stefan Widensohler	Director

EXHIBIT INDEX

Exhibit Number	Description

+4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, Reg. No. 333-190829).

+4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, Reg. No. 333-190829).

+4.3	2007 Stock Option/Stock Issuance Plan, as amended (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, Reg. No. 333-190829).

+4.4	2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1, Reg. No. 333-190829).

+4.6	2013 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1, Reg. No. 333-190829).

*4.7	LDR Spine USA, Inc. 2004 Stock Option/Stock Issuance Plan.

*4.8	Notice of Grant of Stock Option between LDR Holding Corporation and Jean Blanchet.

*5.1	Opinion of Andrews Kurth LLP.

*23.1	Consent of KPMG LLP, independent registered public accounting firm.

*23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of this Registration Statement)

+	Incorporated by reference.
*	Filed herewith